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                                                                      EXHIBIT 12

                                 NABISCO, INC.
      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY IN THE
           COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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
                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1998
                                                                                                -------------------
Earnings before fixed charges:
  Income (loss) before extraordinary item.....................................................       $     (71)
  Provision for income taxes..................................................................              40
                                                                                                        ------
  Income (loss) before income taxes...........................................................             (31)
  Interest expense............................................................................             296
  Interest portion of rental expense..........................................................              30
                                                                                                        ------
Earnings before fixed charges.................................................................       $     295
                                                                                                        ------
                                                                                                        ------
Fixed charges:
  Interest expense............................................................................       $     296
  Interest portion of rental expense..........................................................              30
  Capitalized interest........................................................................               3
                                                                                                        ------
    Total fixed charges.......................................................................       $     329
                                                                                                        ------
                                                                                                        ------
Deficiency in the coverage of fixed charges by earnings before fixed charges..................       $     (34)
                                                                                                        ------
                                                                                                        ------
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